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TARP SECURITIES
PURCHASE OPTION AGREEMENT

This TARP Securities Purchase Option Agreement (the “Agreement”) is entered into as of November 8, 2012 by EJF Capital LLC, a Delaware limited liability company, through one or more of its managed funds or separately managed accounts as set forth on Exhibit A hereto (“EJF”), and First Community Financial Partners, Inc., an Illinois corporation (the “Company”, and collectively with EJF, the “Parties”). In consideration of the mutual covenants and agreements below and for other good and valuable consideration, the Parties agree as follows:

1.
Securities. On September 13, 2012 (the “Purchase Date”), EJF purchased $16,824,000 of the outstanding shares of the Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Securities”) issued by the Company and previously held by the U.S. Department of the Treasury (the “Treasury”) at a price of $652.50 per share (the “Purchase Price”).

2.
Purchase Option. EJF hereby grants to the Company the option (the “Purchase Option”) to purchase the Securities from EJF through a period ending on the 24-month anniversary of the Purchase Date (the “Option Period”). EJF agrees that, during the Option Period, EJF will not sell or transfer the Securities to any third party other than to an affiliate of EJF, provided that if EJF transfers the Securities to an affiliate, such affiliate shall be bound by the terms of this Agreement to the same extent that EJF is bound by this Agreement.

3.
Option Exercise Price. The Parties agree that the Company will have the right to exercise the Purchase Option in whole or in part during the Option Period at the purchase price outlined in the terms set forth in Exhibit B hereto (the “Option Exercise Price”). As a condition to exercising the Purchase Option, the Company shall, concurrently with the closing of the Purchase Option, pay all accrued and unpaid dividends and interest with respect to the Securities to EJF. In no instance shall the Option Exercise Price be greater than 100% of the outstanding face amount of the Securities.

4.
Expiration of the Option Period. If the Company has not exercised the Purchase Option by the expiration of the Option Period, EJF may sell the Securities in whole or in part to a third party (or parties) of its own choosing at a purchase price mutually agreeable to EJF and such third party (or parties).

5.	BHC Act.

a)
EJF represents and warrants that, based on existing guidance from the Federal Reserve Board (“FRB”), that EJF’s ownership of the Securities will not cause EJF to: (i) violate the Bank Holding Company Act of 1956, as amended, and the rules, regulations, guidance and interpretations thereunder (the “BHC Act”); (ii) be required to register as a bank holding company under the BHC Act; or (iii) violate any other applicable federal or state banking laws, including the Change in Bank Control Act (each a “Regulatory Prohibition”), and the Company acknowledges that EJF’s ability to not trigger any Regulatory Prohibition is a material consideration to EJF’s willingness to hold the Securities.

b)
In the event EJF determines, based on the advice of counsel and prior to expiration of the Option Period, that EJF’s ownership of the Securities would cause EJF to trigger a Regulatory Prohibition, EJF shall: (i) provide the Company the opportunity to immediately purchase, at the price prescribed in Exhibit B, up to all of the Purchased Securities; and (ii) to the

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extent the Company declines to repurchase the Purchased Securities, freely sell Purchased Securities to a third party of its choosing at a purchase price mutually agreeable to EJF and such third party to the extent necessary to avoid triggering any Regulatory Prohibition.

6.
Termination. This Agreement may be terminated and will have no further force and effect (a) upon the written consent of both parties at any time, or (b) at EJF’s option if the Company defers any payment of dividends.

7.	Expenses. Each Party shall be responsible for its own expenses relating to any aspect of this Agreement.

8.
Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile or electronic mail shall be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

9.
Governing Law. This Agreement shall be governed by the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first written above.

EJF CAPITAL LLC

By: /s/ Emanuel J. Friedman
Emanuel J. Friedman
Chief Executive Officer

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

By: /s/ Patrick J. Roe
Patrick J. Roe
President & CEO

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EXHIBIT A
EJF PARTICIPATING FUNDS
Series B     Series C
BSOF Master Fund, LP            11,216 shares        192 shares
EJF Sidecar Fund, Series LLC - Series D     3,576 shares         -
8267561 Canada Inc.                 2,032 shares         -
Total                         16,824 shares        192 shares

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EXHIBIT B
OPTION EXERCISE PRICE TERMS

Purchase Date:                September 13, 2012

Purchased Securities:            $16,824,000

Purchase Price:                $652.50

Total EJF Owned Series B Shares:     16,824 shares

Total EJF Owned Series C Shares:        192 shares

The Company may purchase the Securities from EJF, in whole or in part, during each of the following designated time periods at the following prices:

Time Period                            Option Exercise Price

From the Purchase Date through March 13, 2013:                $690.00

Between March 14, 2013 and September 12, 2013:                 $728.61

Between September 13, 2013 and March 13, 2014:                $770.00

Between March 14, 2014 and September 13, 2014:                $815.00

In all cases, the Option Exercise Price shall be in addition to all accrued and unpaid dividends and interest with respect to the Securities through the date on which the Company purchases the Securities.

In no instance shall the Option Exercise Price be greater than 100% of the outstanding face amount of the Securities.